UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains an email sent by Ron King to certain Centaurus Financial Inc. representatives.

Dear Centaurus Representatives,

I am emailing you to provide a short update regarding our positive progress to call for an SRT Shareholders Meeting.

This past Friday, the SRT Shareholders Coalition sent a mailer to all the shareholders, which included 1) a substantive response to the false accusations made by the current SRT Board, and, 2) An Orange Request Form.  Please be advised that this Orange Request Form was sent as a matter of precaution in the event your clients lost or misplaced the first Orange Request Form that was previously mailed.

If your client already sent in the Orange Request Form, then your client may discard the newest Orange Request Form.  We strongly encourage you recommend your client sign and return the Orange Request Form to the SRT Shareholders Coalition in the enclosed pre-stamped/addressed envelope or to: 2300 E. Katella Ave., Anaheim, CA 92806 .

IF YOUR CLIENT NEEDS A NEW ORANGE REQUEST FORM, CLICK HERE TO DOWNLOAD NOW:

http://www.protectourinvestment.org/orangeballot#!orangeballot/cp1f

For any questions regarding completing the Orange Forms, including the formal account name and the amount of shares held by your client, please contact Michael Tootle at 1-800-401-7905 and he will provide you with the relevant information.

Finally, I want to say: KEEP IT UP!  We are happy to report that we have collected about 20% of the Orange Request Forms so far.  However, we need to reach the 50% +1 requirement, which the current Board put into place after we started this campaign.  Their decision to change the rules of the game was in our view a blatant attempt to entrench themselves and ensure that shareholders are not given an opportunity to vote on the entire board.

With your help, we will work to put this REIT on the path to success.  In that regard, we urge you to advise your clients to throw away any Revocation Card (which we believe will be blue) that may be mailed by the Current Board in an effort to stymie our efforts to call a special meeting.

Sincerely,

Ron King

Important Additional Information Regarding the Solicitation

The SRT Shareholders Coalition (the “Coalition”) has filed a definitive proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with the Coalition’s solicitation of written requests to call a special meeting of the shareholders of SRT.  SRT shareholders should read the Coalition’s definitive proxy statement and its other publicly-filed proxy materials as they become available, because they contain important information.  Information regarding the direct and indirect interests of the Coalition and each other participant in the solicitation of proxies by the Coalition are included in the Coalition’s proxy materials filed with the SEC.  The Coalition’s proxy materials and other SEC filings may be accessed without charge at the SEC’s website at www.sec.gov

The following persons are participants in connection with the solicitation:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Anthony Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.